Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of July 18, 2023 (this “Agreement”), is made by and between TLG Acquisition One Corp., a Delaware corporation (the “Company”), and James Lovewell (the “Investor”). This Agreement is being entered into in connection with the proposed business combination (the “Transaction”) between the Company and Electriq Power, Inc. (“Electriq Power”), a Delaware corporation, pursuant to a merger agreement (as amended from time to time, the “Transaction Agreement”) by and among the Company, Electriq Power and Electriq Power Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), dated as of November 13, 2022, whereby, among other things, Merger Sub will merge with and into Electriq Power (the “Merger”), with Electriq Power as the surviving company in the Merger. In connection with the Transaction, the Company is seeking commitments from interested investors to purchase in a private placement (the “Private Placement”), prior to the closing of the Transaction, shares of the Company’s Class A common stock, par value $0.0001 per share (each share, a “Share”), for a purchase price of $10.00 per share (the “Subscribed Shares”). As a condition and inducement to such investors purchasing the Subscribed Shares, the Company will issue to the Investor, for each two Subscribed Shares, for no additional consideration, one share of Series A Cumulative Redeemable Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation attached to this Agreement as Exhibit A (the “Preferred Shares” and such certificate, the “Certificate of Designation”) (the Preferred Shares, together with the Subscribed Shares, the “Securities”). In connection with the transaction contemplated hereby, certain other “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)), have entered into separate securities purchase agreements with the Company (the “Other Securities Purchase Agreements” and such other persons “Other Investors”), and have, together with the undersigned pursuant to this Agreement, agreed to purchase Subscribed Shares for a purchase price of $10.00 per Share and will also receive a number of Preferred Shares as described above. The aggregate purchase price to be paid by the Investor for the Subscribed Shares is referred to herein as the “Subscription Amount.” Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Transaction Agreement.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Company agree as follows:

1. Subscription.

a. Subject to and on the terms and conditions set forth herein, the Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor, the number of Subscribed Shares as is set forth on the signature page of this Agreement.

b. As a condition and inducement to the Investor purchasing the Subscribed Shares, in connection with and contingent upon the purchase of the Subscribed Shares, the Company agrees to issue for no additional consideration the number of Preferred Shares as is set forth on the signature page of this Agreement.

c. The Preferred Shares shall have the rights, preferences and privileges set forth in the Certificate of Designation.

d. Notwithstanding anything to the contrary herein, no fraction of a share of any Security shall be issued pursuant to this Section 1, and, if the Investor would otherwise be entitled to a fraction of a share of a Security, the Investor shall instead have the number of shares of that Security issued to the Investor rounded down to the nearest whole number of shares of that Security, without payment in lieu of any such fractional shares.

2. Closing.

a. The closing of the sale, purchase and issuance of the Securities contemplated hereby (the “Closing”) shall occur on the date of, and is contingent upon the substantially concurrent consummation of, the Transaction. Upon (i) satisfaction or waiver of the conditions set forth in Section 3 below and (ii) delivery of written notice from (or on behalf of) the Company to the Investor (the “Closing Notice”), that the Company reasonably expects the closing of the Transaction to occur on a specified date that is not less than four (4) business days after the date on which the Closing Notice is delivered to the Investor (the “Closing Date”), the Investor shall deliver to the Company (i) two (2) business days prior to the expected Closing Date, the Subscription Amount by (x) wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice, to be held in escrow until the Closing and/or (y) cancellation or conversion of indebtedness of the Company or Electriq Power, and (ii) any other information that is reasonably requested in the Closing Notice in order for the Company to issue the Investor’s Securities, including, without limitation, the legal name of the person whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, the Company shall issue a number of Securities to the Investor set forth on the signature page to this Agreement and subsequently cause the Securities to be registered in book entry form, free and clear of any liens (other than those arising under this Agreement or any applicable securities laws) in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on the Company’s securities register, the Company shall cause to be delivered to the Investor evidence from the Company’s transfer agent evidencing the issuance to the Investor of such Securities (in book entry form) on and as of the Closing Date, and the Subscription Amount shall be released from escrow automatically and without further action by the Company or the Investor. For purposes of this Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

b. If the Transaction does not occur within five (5) business days following the Closing Date specified in the Closing Notice, (I) the Company shall promptly (but not later than two (2) business days thereafter) depending on the form of payment of the Shares either (x) return the Subscription Amount to the undersigned by wire transfer of United States dollars in immediately available funds to the account specified by the undersigned or (y) return the indebtedness to the undersigned, and (II) any book entries for the Securities shall be deemed repurchased and cancelled; provided that, unless this Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Agreement or relieve the Investor of its obligations to purchase the Securities at the Closing in the event the Company delivers a subsequent Closing Notice in accordance with this Section 2.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the sale, purchase and issuance of the Securities pursuant to this Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the shares of the Company’s Class A common stock on the New York Stock Exchange shall have occurred; and

(iii) all conditions precedent to the closing of the Transaction set forth in Sections 7.1 and 7.2 of the Transaction Agreement, including all necessary approvals of the Company’s shareholders and all regulatory approvals set forth therein, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction.

b. The obligation of the Company to consummate the sale and issuance of the Securities at the Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Agreement as of the Closing Date; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c. The obligation of the Investor to consummate the purchase of the Securities at the Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that:

(i) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement in all material respects as of the Closing Date; provided that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Company contained in this Agreement and the facts underlying such breach would also cause a condition to the Company’s obligations under the Transaction Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Electriq Power waives such condition with respect to such breach under the Transaction Agreement;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) the New York Stock Exchange (the “NYSE”) shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares to be acquired hereunder and the Issuer shall use commercially reasonable efforts to obtain conditional authorization from the NYSE of the Shares issuable upon conversion of the Preferred Shares to be acquired hereunder;

(iv) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Agreement without having received the Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed); and

(v) the filing of the Certificate of Designation with the Delaware Secretary of State.

4. Further Assurances. At the Closing, the Company and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Investor that:

a. The Company has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. As of the Closing Date, the Securities will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, Certificate of Designation or bylaws (each as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c. This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole or materially affect the validity of the Securities or the legal authority of the Company to enter into and perform its obligations under this Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. Assuming the accuracy of the representations and warranties of the Investor set forth herein, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Securities pursuant to this Agreement, other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Agreement; (iv) any consent required by the rules of the NYSE, including with respect to obtaining approval of the Company’s stockholders, (v) consents, waivers, authorizations, orders, notices or filings, required to consummate the Transaction as provided under the Transaction Agreement and (vi) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain or make, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

f. The Company is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. The Company made available to the Investor (including via the SEC’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Agreement (the “SEC Documents”), which SEC Documents, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in (i) Note 9 to the Company’s financial statements included in the Company’s Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 25, 2021 and (ii) the introduction of Amendment No. 1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on February 7, 2022, the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Documents is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

h. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

i. As of the date hereof, the issued and outstanding Class A Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “TLGA” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Documents, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC, respectively, to prohibit or terminate the listing of the Company’s Class A Shares on the NYSE or to deregister the Class A Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor.

k. Neither the Company nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of the Securities Act or any state securities laws.

l. The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Securities to the Investor.

m. As of the date hereof, the authorized capital stock of the Company is (i) 200,000,000 shares of Class A common stock (“Class A Shares”), 7,948,405 of which are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 shares of Class F common stock (“Class F Shares”), 5,000,000 of which are issued and outstanding as of the date of this Agreement, and (iii) 1,000,000 shares of preferred stock of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement. As of the date hereof (i) 6,666,667 warrants to purchase 6,666,667 Class A Shares (the “Private Placement Warrants”) are outstanding, and (ii) 13,333,333 warrants to purchase 13,333,333 Class A Shares (the “Public Warrants” and, together with the Private Placement Warrant, the “Warrants”) are outstanding. As of or prior to the Closing, TLG Acquisition Founder LLC will forfeit 3,270,652 Class F Shares (such that there will be 1,729,348 Class F Shares outstanding at that time) and 4,666,667 Private Placement Warrants (such that there will be 2,000,000 Private Placement Warrants outstanding at that time excluding the Private Placement Warrants to be issued in connection with the conversion of certain amounts of the working capital loan from TLG Acquisition Founder LLC). All (A) issued and outstanding Class A Shares and Class F Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, and (B) outstanding Warrants are validly issued, are fully paid, and are legally binding obligations of the Company enforceable against the Company in accordance with their terms (except (i) as may be limited by bankruptcy, insolvency, reorganization or similar laws’ affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and are not subject to preemptive rights. Except as set forth in the Company’s organizational documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Class A Shares or any other capital stock of the Company.

n. Other than the Transaction Agreement and the Note Conversion Agreement by and among the Company, Electriq Power and John Michael Lawrie dated on or around the date hereof, no Other Securities Purchase Agreement or other similar agreement includes terms and conditions that are materially more favorable to any investor party thereto which has subscribed for the same or fewer shares of Common Stock as the number of Subscribed Shares subscribed for (in the aggregate) by the Investor and any of its affiliates, other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of securities thereunder, and such Other Securities Purchase Agreements and such other agreements have not been amended or modified in any material respect following the date of this Agreement. The provisions of this Subsection 5(n) shall not apply to terms or conditions related to differences in timing of closing of Other Securities Purchase Agreements.

o. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

6. Investor Representations and Warranties. The Investor represents and warrants to the Company that:

a. The Investor is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time the Investor was offered the Securities, it was, as of the date hereof, the Investor is, and as of the Closing Date the Investor will be (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501 under the Securities Act), (y) acquiring the Securities only for its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (z) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(ii) Applicable to non-U.S. investors: The Investor understands that the sale of the Securities is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Investor is not a U.S. Person (as defined in Regulation S), it is acquiring the Securities in an offshore transaction in reliance on Regulation S, and it has received all the information relevant to its acquisition of the Securities hereunder outside of the United States. The Investor understands and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein. If the Investor is a resident or subject to the laws of Canada, the Investor hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.

b. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of Securities have not been registered under the Securities Act. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry positions representing the Securities shall contain a restrictive legend to such effect. The Investor further acknowledges and agrees that (i) the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor until one year after the date of the Transaction and (ii) the Preferred Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor until three years after the date of the Transaction in accordance with the terms of the Certificate of Designation. The Investor acknowledges and agrees that the Securities will be subject to the foregoing transfer restrictions and as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, pledge, transfer or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not be eligible for resale, offer, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Company files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under the applicable SEC rules and regulations. In connection with this Agreement, the Investor agrees to execute a Lock-Up Agreement. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

c. The Investor acknowledges and agrees that it is aware the Securities are being offered under the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D or Regulation S.

d. The Investor acknowledges and agrees that the Investor is purchasing the Securities from the Company. The Investor further acknowledges that it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and Electriq Power, including but not limited to all business, legal, regulatory, accounting, credit and tax matters and that there have been no, representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, Electriq Power or any of the respective affiliates or any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Agreement.

e. Either (1) the Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law or (2) the Investor is not a Benefit Plan Investor as contemplated by ERISA.

f. The Investor acknowledges and agrees that the Investor has received and has had an opportunity to review such information as the Investor deems necessary or desirable in order to make an investment decision with respect to the Securities, including, without limitation, with respect to the Company, the Transaction and the business of Electriq Power and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the Company’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have conducted its own investigation of the Company, the Transactions, and the Securities, received and reviewed the offering materials made available to the Investor and had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor further acknowledges that the information provided to the Investor may change after the date hereof and the Company is under no obligation to inform the Investor regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of the Company to satisfy a condition to the Investor’s obligations at the Closing.

g. The Investor acknowledges and agrees that the Investor has determined based on its own independent review and such professional advice as it has deemed appropriate, that the purchase of the Securities and participation in the Transaction are consistent with the Investor’s financial needs, objectives and condition and comply and are consistent with all material investment policies, guidelines and other restrictions applicable to the Investor.

h. The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Company, Electriq Power or a representative of the Company or Electriq Power, and the Securities were offered to the Investor solely by direct contact between the Investor and the Company, Electriq Power or a representative of the Company or Electriq Power. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Electriq Power or any of their respective affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of the Company contained in Section 5 of this Agreement, in making its investment or decision to invest in the Company, and except for the foregoing, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and it has independently satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

i. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. The Investor is a sophisticated investor, experienced in private equity transactions and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Securities. The Investor is able to sustain a complete loss on its investment in the Securities.

j. Alone, or together with any professional advisor(s), the Investor acknowledges that it has reviewed the documents made available to the Investor and has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

k. In making its decision to purchase the Securities, the Investor has relied solely upon independent investigation made by the Investor.

l. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

m. If the Investor is not a natural person, the Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

n. The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor and have been duly authorized (if the Investor is not a natural person) and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and, this Agreement has been duly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. [Reserved.]

q. [Reserved.]

r. In connection with the issue and purchase of the Securities, none of the Company, Electriq Power nor any of their respective affiliates have acted as the Investor’s financial advisor or fiduciary.

s. [Reserved.]

t. The Investor has or has commitments to have, and, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Securities when required pursuant to this Agreement.

u. The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Securities hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

v. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

7. Registration Rights.

a. The Company agrees that, as soon as reasonably practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction), it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares acquired by the Investor pursuant to this Agreement and the Shares issuable upon the mandatory redemption of the Preferred Shares acquired by the Investor pursuant to this Agreement, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Securities to be sold pursuant to this Agreement, to remain effective until the earliest of (i) the fourth (4th) anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Securities issued pursuant to this Agreement, or (iii) the first date on which the Investor can sell all of its Securities issued pursuant to this Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within ninety (90) days without volume or manner of sale limitations. The Investor agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Company may amend the Registration Statement so as to convert the Registration Statement into a Registration Statement on Form S-3 at such time as the Company becomes eligible to use such Form S-3. The Investor agrees that the Company may suspend the use of any such registration statement, if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act; provided, however, that the Company may not suspend the Registration statement for more than ninety (90) total calendar days during any twelve (12)-month period. The Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Investor not receive notices from the Company regarding the suspension of the Registration Statement; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a suspension was previously delivered (or would have been delivered but for the provisions of this Section and the related suspension period remains in effect), the Company will so notify the Investor, within one (1) business day after the Investor’s notification to the Company, by delivering to the Investor a copy of such previous notice of suspension, and thereafter will provide the Investor with the related notice of the conclusion of such suspension promptly following its availability.

b. The Company’s obligations to include the Securities issued pursuant to this Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Securities as shall be reasonably requested by the Company to effect the registration of such Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations provided that the Investor shall not in connection with the foregoing be required by the Company to execute any lockup or similar agreement or otherwise be subject to any contractual restriction with the Company on the ability to transfer the Securities. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (1) have an opportunity to withdraw from the Registration Statement, in which case the Company’s obligation to register the Securities will be deemed satisfied, or (2) be included as such in the Registration Statement.

c. At the Company’s expense, the Company shall (i) advise the Investor within five (5) business days (1) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and (2) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not, when so advising the Investor of such events, provide the Investor with any material nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in clauses (1) and (2) above constitutes material, nonpublic information regarding the Company.

d. The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

e. The Investor agrees, severally and not jointly with any person that is a party to the Other Securities Purchase Agreements, to indemnify and hold harmless the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Securities purchased pursuant to this Agreement giving rise to such indemnification obligation.

f. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

g. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Securities purchased pursuant to this Agreement.

h. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of the Investor be greater than the dollar amount of the net proceeds received by the Investor upon the sale of the Securities purchased pursuant to this Agreement, giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation.

i. With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of the Company, permit the Investor to sell securities of the Company to the public without registration, the Company agrees, for so long as the Securities are held by the Investor: (i) to make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and so long as the filing of such reports and other documents is required for the applicable provisions of Rule 144.

j. Promptly following the date on which the sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, the Company will use commercially reasonable efforts to cause the removal of the restrictive legend included on the Securities and the Company shall issue a certificate without such legend to the Investor or issue to the Investor a book entry statement without such legend notated thereon. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. To the extent required by the transfer agent, the Company shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within two (2) business days of the delivery of all reasonably necessary representations and other documentation from the Investor as reasonably requested by the Company, its counsel or the transfer agent by the Investor to the transfer agent to the effect that the removal of the restrictive legend in such circumstances may be effected under the Securities Act; provided that, notwithstanding the foregoing, Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

8. Short Sales Agreement. The Investor hereby agrees that, from the date of this Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Agreement or of the Investor’s participation in the Transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Agreement.

9. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (c) the Termination Date (as defined in the Transaction Agreement), if the Closing has not occurred on or prior to such date, and (d) if any of the conditions to Closing set forth in Section 3 of this Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

10. Trust Account Waiver. The Investor acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Investor further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated January 27, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriter of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares acquired by means other than pursuant to this Agreement.

11. Miscellaneous.

a. The Company may request from the Investor such additional information as the Company may deem necessary to register the resale of the Securities and evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall reasonably promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, the Company agrees to keep any such information provided by the Investor confidential other than as necessary to include in any registration statement the Company is required to file hereunder. The Investor acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Securities acquired by the Investor pursuant to this Agreement for resale pursuant to Section 7 hereof. The Investor hereby agrees that its identity and the Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by the Company in connection with the issuance of Securities contemplated by this Agreement and/or the Transaction.

b. The Investor acknowledges that the Company, and Electriq Power (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 11 and Section 12 hereof) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Company if they are no longer accurate in all respects). The Investor agrees that each purchase by the Investor of Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects.

c. [Reserved.]

d. The Company, Electriq Power (as a third party beneficiary) and the Investor are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

f. This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(d) and Section 11(k) with respect to the persons specifically referenced therein, and their right to enforce payment of the Subscription Amount in accordance with the terms and subject to the conditions set forth in this Agreement, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Electriq Power shall be entitled to seek specifically and enforce the Investor’s obligations to fund the Subscription Amount in accordance with the terms and subject to the conditions set forth in this Agreement.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to such address(es) or email address(es) set forth herein;

(ii)	if to, prior to the Closing, the Company, to:

c/o TLG Acquisition Founder LLC

515 North Flagler Drive, Suite 520

West Palm Beach, FL 33401

Attention:  John Michael Lawrie, Chief Executive Officer

Email:        mikelawrie@tlgholding.com

with required copies to (which copies shall not constitute notice):

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002-6117

Attention:  Gerald M. Spedale

         Chris Trester

Email:       gspedale@gibsondunn.com

         ctrester@gibsondunn.com

Electriq Power, Inc.

625 N. Flagler Drive, Suite 520

West Palm Beach, FL 33401

Attention:  Legal Department

Email:       Jim.vanhoof@electriqpower.com

Ellenoff, Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention:  David Landau

          Anthony Ain

Email:       dlandau@egsllp.com

         aain@egsllp.com

m. The Investor shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

n. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO

ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(n) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

o. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(o).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Electriq Power or any of the respective affiliates and any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in Section 5 of this Agreement, in making its investment or decision to invest in the Company. The Investor agrees that none of (i) any other investor pursuant to, arising out of or relating to this Agreement or any Other Securities Purchase Agreement related to the private placement of the Securities (including the respective controlling persons, officers, directors, partners, agents, and any representatives of any of the foregoing) or (ii) any other party to the Transaction Agreement (for the avoidance of doubt, other than the Company), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, employees or representatives that is not a party hereto, shall be liable to the Investor, or to any other investor, pursuant to this Agreement or any Other Securities Purchase Agreement related to the private placement of the Securities, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, Electriq Power or any

Non-Party Affiliates concerning the Company, Electriq Power or any of the respective affiliates and any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of the foregoing, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, Electriq Power or any of the respective affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives or any family member of the foregoing.

13. Disclosure. The Company shall within the time period required by the Exchange Act following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Securities Purchase Agreements, the Transaction and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of the Company, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of their respective affiliates, relating to the transactions contemplated by this Agreement. The Investor hereby consents to (i) the publication and disclosure in the Disclosure Document and (ii) as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company or Electriq Power to any governmental entity or to any securityholders of the Company, of the Investor’s identity and beneficial ownership of the subscribed Securities and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Electriq Power, a copy of this Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. The Investor will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

14. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

15. Independent Obligation. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor under any Other Securities Purchase Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Securities Purchase Agreement. The decision of the Investor to purchase Securities pursuant to this Agreement has been made by the Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Investor or by any agent or employee of any Other Investor, and neither the Investor nor any of its agents or employees shall have any liability to any Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Securities Purchase Agreement, and no action taken by the Investor or any Other Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Other Securities Purchase Agreements. The Investor acknowledges that no Other

Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

James Lovewell

By:	/s/ Jim Lovewell
Name:	Jim Lovewell
Title:

Name in which Securities are to be registered (if different):	Date: 7/18/2023

Investor’s EIN:

Investor status (mark one):	☒ U.S. investor ☐ Non U.S. investor

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:

Number of Subscribed Shares subscribed for:	10,000

Number of Preferred Shares issued:	5,000

Aggregate Subscription Amount: $100,000	Price Per Subscribed Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice and/or cancellation or conversion of indebtedness of the Company or Electriq Power. To the extent the offering is oversubscribed, the number of Subscribed Shares received may be less than the number of Subscribed Shares subscribed for (such reduction, a “Cutback”). Any Cutback will be made pro rata based on the respective number of Subscribed Shares that all persons participating in the offering of Securities contemplated by this Agreement request to purchase.

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

TLG ACQUISITION ONE CORP.

By:	/s/ John Michael Lawrie
Name:	John Michael Lawrie
Title:	Chief Executive Officer

Date: 7/19/2023